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                                                               EXHIBIT 10(d)(ii)

                                   AGREEMENT
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     THIS AGREEMENT is made this 13th day of August, 1993 by and between
Puritan-Bennett Corporation, a Delaware corporation (hereinafter referred to as the "Corporation"), and Burton A. Dole, Jr. (hereinafter referred to as the "Employee").

     WHEREAS, the Corporation has adopted the Puritan-Bennett Corporation Supplemental Retirement Benefit Plan effective as of September 1, 1985 (the "Plan") which provides benefits that supplement benefits provided under the Restated Puritan-Bennett Pension Plan (the "Pension Plan"); and

     WHEREAS, the Corporation and the Employee have entered into an agreement pursuant to which the Employee became a Member under the terms of the Plan; and

     WHEREAS, the Corporation has considered terminating the Plan, but is willing to not do so at this time in exchange for Employee's agreement to the amendments to the Plan set forth herein; and

     WHEREAS, the Employee and the Corporation desire to make the following changes to the Plan.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Employee and the Corporation agree as follows:

     A. That the Plan shall be amended in the following respects pursuant to a First Amendment to the Plan to be drafted by the Corporation:

     1. Section 4, "Retirement Benefits," shall be amended to permit the Member to select between the same optional forms of payment which are available under the Pension Plan. Those optional forms of payment are the following: single life annuity; ten year certain and continuous; early retirement level income option; and 50%, 75% and 100% contingent annuitant options.

     2. Section 5, "Death Benefits", shall be amended to provide death benefits in a form similar to and calculated in a manner similar to that provided under the Pension Plan.

          That means that if death occurs prior to commencement of payments under the Plan, then a survivor annuity will be provided to the Member's spouse for her lifetime only (without any certain number of years of payment) equal to 50% of the joint and 50% survivor annuity which would have been payable to the Member during his life if he had survived, terminated employment at the later of age 55 or his date of death, selected that form of payment and designated his spouse as the contingent annuitant, which payments will not begin until the date the Member would have attained age 55 if he did not attain that age prior to the date of death. No death benefits will be paid if the Member dies before retirement and is not then married.
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          If death occurs after commencement of payments under the Plan, the
     Member's designated beneficiary (which could be the Member's spouse or some other beneficiary) will receive an amount equal to twelve times the monthly amount the Member would have been receiving during life under the Plan if he had elected a single life annuity (which amount will be paid no matter which form of payment the Member actually elected to receive from the
     Plan). Furthermore, if the Member dies after commencement of payments under the Plan, payment of additional death benefits will be made only based on the optional form of payment selected by the member; if a single life annuity was selected, no further death benefit will be payable.

          Employee acknowledges that the foregoing will result in a lesser amount of death benefits being paid to his beneficiaries pursuant to the Plan than would be the case if this amendment were not made.

     B. The Corporation shall not terminate the Plan at this time but shall have all rights provided in the Plan for termination or amendment of the Plan after January 1, 1994.

     IN WITNESS WHEREOF, this Agreement has been made as of the date set forth above.


                                 PURITAN-BENNETT CORPORATION
EMPLOYEE                         "Corporation"



/s/ Burton A. Dole, Jr.          By /s/ Lee A. Robbins
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Burton A. Dole, Jr.              Title: Vice President & Chief Executive Officer
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Address:____________________

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